Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
July 21, 2010

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place
Pittsford, New York 14534
(Address of principal executive offices)

 (585) 267-4850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 2.03.  Creation of a Direct Financial Obligation.

Platinum Long Term Growth IV, LLC

On July 21, 2010, NaturalNano, Inc., a Nevada corporation (“NNAN”) and its subsidiary NaturalNano Research , Inc., a Delaware corporation (collectively, the “Company”), borrowed $20,000 from Platinum Long Term Growth IV, LLC (“Platinum”) pursuant to the terms of a 8% Senior Secured Promissory Note (the “Note”), a copy of which is filed herewith.  The $20,000 loan plus interest at the rate of 8% per annum is due and payable on January 1, 2011. The Note is secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of March 7, 2007 Loan and Security Agreement between Platinum, Longview Special Financing, Inc. and Platinum Advisors LLC (as agent), (ii) the Pledge Agreement, as defined in the March 7, 2007 Notes, and (iii) the Patent Security Agreement dated as of March 6, 2007 (collectively, the “Security Agreements”). The Note is secured on a parity basis with all other obligations secured pursuant to the Security Agreements, including without limitation, senior secured promissory notes issued to Platinum on or about March 7, 2007, August 4, 2008, September 29, 2008 and October 31, 2008.

The proceeds of this Note are for general working capital and cannot to be used to redeem or make any payment on account of any outstanding securities. The Loan Agreement contains customary terms and conditions, including provisions for events of default, remedies in circumstances of default, required notices, governing law and jurisdiction of governance. If an event of default occurs (as defined in the Note), the annual interest rate increases to the lesser of 16% or the maximum applicable legal rate per annum until such event has been cured.

The 8% Senior Secured Promissory Note contains a provision for a mandatory prepayment upon the Company’s receipt of any funds from any source including the receipt of any payment from the State of New York or any other sources.  The outstanding principal is payable in full at the earlier of the maturity date (June 30, 2009) or earlier as defined by the mandatory prepayment provision, as described above.

Longview Special Finance Inc.

On July 21, 2010, NNAN borrowed $3,846.15 from Longview Special Finance Inc. (“Longview”) pursuant to the terms of a letter agreement, a copy of which is filed as Exhibit 10.2 to this Current Report.  The $3,846.15 loan plus interest at the rate of 8% per annum is due and payable on January 1, 2011. The loan is secured by all the Security Agreements.

Item 9.01  Exhibits.

Exhibit Number                                                      Description

4.22	8% Senior Secured Promissory Note Due July 21, 2010, made to Platinum Long Term Growth IV, LLC in the amount of $20,000, a copy of which is filed herewith.
10.74	Letter Agreement dated July 21, 2010 to Longview Special Finance Inc., a copy of which is filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaturalNano, Inc.

/s/ James Wemett
Date: August 2, 2010	James Wemett
Acting President and
Chief Executive Officer